SUSSEX COUNTY STATE BANK

                             1995 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS


                               ARTICLE I. PURPOSES

                  The  Sussex  County  State  Bank 1995  Stock  Option  Plan For
Nonemployee Directors (the "Plan") is hereby established to advance the interests of Sussex County State Bank (the "Bank") and its shareholders by providing Nonemployee Directors with an equity interest in the Bank. The Plan will enhance the ability of the Bank (i) to attract, retain and motivate members of its Board of Directors and (ii) to provide additional incentive to such members by encouraging them to invest in shares of the Bank's common stock and thereby acquire a proprietary interest in the Bank and an increased personal interest in the Bank's continued success and progress, to the mutual benefit of directors, employees and shareholders. To achieve these objectives, the Plan provides for the granting of nonqualified stock options.

                             ARTICLE II. DEFINITIONS

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"Affiliate" shall mean the Bank, a Subsidiary, or any employee benefit plan established or maintained by the Bank or a Subsidiary.

"Board" shall mean the Board of Directors of the Bank, or of any Affiliate of the Bank.

"Change in Control" shall mean the occurrence of one or more of the following events: (i) the Bank acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Bank representing 15% or more of the combined voting power of the Bank's then outstanding securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate),
(iii) the approval by the Bank's stockholders of (a) a merger or consolidation of the Bank with or into another corporation (other than a merger or consolidation in which the Bank is the surviving corporation and which does not result in any reclassification or reorganization of the Bank's then outstanding shares of Common Stock or a change in the Bank's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Bank's assets or (c) a plan of liquidation or dissolution of the Bank, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Bank's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale of (a) Common Stock of the Bank if after such sale any person (as defined above) other than an Affiliate owns a majority of the Bank's common stock or (b) all or substantially all of the Bank's assets (other than in the ordinary course of business). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of clause (i) above if a
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person is or becomes the beneficial owner, directly or indirectly,  of more than
15% but less than 25% of the combined voting power of the Bank's then outstanding securities if the acquisition of all voting securities in excess of 15% was approved in advance by two-thirds of the directors then in office.

"Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered).

"Common Stock" shall mean the common stock of the Bank, no par value.

"Disability" shall mean permanent and total disability as defined in the Bank's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value Broker" shall mean one or more broker-dealers designated by the Board from time to time; provided however, that if on the applicable date one or more broker-dealers have been designated by the Board as a "Designated Broker" for purposes of the Bank's dividend reinvestment plan, such broker-dealer or broker-dealers shall constitute the sole "Fair Market Value Brokers" hereunder.

"Nonemployee Director" shall mean a member of the Board who is not a common law employee of the Bank or any Subsidiary on the date such member is granted an Option or at any time during the preceding 12 month period.

"Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

"Participant" shall mean a Nonemployee Director who has been granted an Option under the Plan.

"Retirement Date" shall mean the date on which a Nonemployee Director is required to resign from, or is required to forego reelection to, the Board as a result of mandatory retirement provisions applicable to such Nonemployee Director. "Retirement" shall mean a Nonemployee Director's resignation from, or the act of foregoing election to, the Board as a result of any such mandatory retirement provision.

"Secretary" shall mean the corporate secretary of the Bank.

"Securities Act" shall mean the Securities Act of 1933.

"Shares" shall mean shares of Common Stock.

"Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is, as of the date of the adoption of this Plan or at any time subsequent thereto, owned or controlled, directly or indirectly by the Bank.

"Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to the Bank in any capacity, including, but not limited to, services as a director or as a common law employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.

"Year(s) of Service" shall mean any calendar year during which the applicable person served as a director of the Bank for at least seven months.

                           ARTICLE III. ADMINISTRATION

                  The Plan shall be administered by the Board of Directors of the Bank, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Board shall keep minutes of its meetings. A majority of the Board shall constitute a quorum and a majority of the quorum may authorize any action. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option granted pursuant thereto. All members of the Board shall be indemnified by the Bank with respect to any such action, determination or interpretation to the fullest extent permitted by law.

                  Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time:

         a) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Option, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective; provided, however, that the Board shall have no discretion with respect to designating (i) the recipient of an Option, (ii) the number of shares of Common Stock that are subject to an Option, or
         (iii) the exercise price for an Option. All decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Bank, its Subsidiaries and the Participants;

         b) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; and

         c) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Bank with respect to the Plan.

                       ARTICLE IV. SHARES SUBJECT TO PLAN

                  The maximum number of Shares that may be made subject to Stock Options granted pursuant to the Plan is 32,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the
Plan). The Bank shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Bank's treasury, or partly out of each, as shall be determined by the Board. No fractional shares of Common Stock shall be issued with respect to Options granted under the Plan.

                  In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option under the Plan.

             ARTICLE V. ELIGIBILITY FOR AWARD AND GRANTS OF OPTIONS

5.1 GRANT OF SERVICE OPTIONS. Following the approval of this Plan by the Bank's shareholders pursuant to Article XIII hereof, each person who was a director of the Bank as of the date of such approval and who will continue as a director after the date of the shareholder meeting at which such approval is granted shall be granted an Option to purchase 2,500 Shares. Such Option shall be granted in recognition of the valuable services provided by the directors to the Bank during those years prior to the adoption of the Plan. Before any Options are granted under this Section, a copy thereof shall be filed with the New Jersey Department of Banking and Insurance, together with a certificate made by two officers, one of whom shall be the president or a vice-president, stating that the Plan has been adopted and approved in accordance with Article XIII.

5.2 ANNUAL OPTION GRANT. Each person who is not an employee of the Bank or any Subsidiary at any annual or special meeting of shareholders of the Bank or any Subsidiary at which directors are elected who will continue as a director after the date of such meeting or who is elected or reelected a director of the Bank or any Subsidiary at such meeting of shareholders of the Bank or any Subsidiary, as of the date of each such annual or special meeting of shareholders, shall automatically be granted an option to purchase 500 shares of the Bank's Common Stock; provided, however, that (i) no Nonemployee Director of the Bank or any Subsidiary shall receive an option or options to purchase more than 500 shares of Common Stock in any calendar year regardless of the number of committees of the Board of Directors on which he serves or to which he is appointed or reappointed, and (ii) the maximum number of shares as to which options may be granted to any Nonemployee Director under this plan shall be 7,500 shares. Before any Options are granted under this Section, a copy thereof shall be filed with the New Jersey Department of Banking and Insurance, together with a certificate made by two officers, one of whom shall be the president or a vice-president, stating that the Plan has been adopted and approved in accordance with Article XIII.


                  The grant of any Options shall be evidenced by a written Option contract, in a form determined by the Board, executed by the Bank and the Participant. The Option contract shall state the number of Shares that are subject to the Option evidenced thereby, the other essential terms of the Option determined in accordance with Article VI hereof, and other terms, as the Board may deem appropriate, that are not inconsistent with requirements of this Plan.

                        ARTICLE VI. TERMS AND CONDITIONS

6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Board; provided, however, that it shall not be less than the fair market value of the Common Stock on the date of grant. The fair market value shall be determined for all purposes of the Plan as follows: (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, (C) if on such date, the Common Stock is not so quoted or listed, the fair market value shall be the average of (i) the highest closing
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bid price for the Common  Stock  quoted by any Fair Market  Value Broker on such date and (ii) the lowest closing asked price for the Common Stock quoted by any Fair Market Value Broker on such date or, if no Fair Market Value Broker quotes a closing asked price for the Common Stock on such date, the highest closing bid price quoted by any Fair Market Value Broker on such date, or (D) if there are no bid and asked prices available on such date, the average of the high bid and asked prices available on the closest preceding date to such date, or if no bid and asked prices are available for the ninety trading days preceding such date, then a price determined by the Board on the basis of such information as it considers best reflects market value.

6.2 EXERCISABILITY AND TERMS OF OPTIONS. Options granted pursuant to Section 5.1 shall be exercisable in their entirety six months after the date such Options are granted. Unless the exercise date of an Option granted pursuant to Section
5.2 is accelerated pursuant to Section 6.3 hereof, the following provisions shall apply with respect to the exercise of such Options:

                  (a) until six months after the grant of the Option, such Option shall not be exercisable; and

                  (b) from the first day of the seventh month after the grant of the Option to the end of the eighteenth month after such grant, such Option may only be exercised as to up to 33 1/3% of the shares of Common Stock covered thereby; and

                  (c) from the first day of the nineteenth month after the grant of the Option to the end of the twenty-ninth month after such grant, such Option may only be exercised as to up to 66 2/3% of the shares of Common Stock covered thereby; and

                  (d) an Option may be exercised in its entirety or as to any portion thereof at any time on or after the first day of the thirtieth month after such grant, until the term of such Option expires or otherwise ends. Installments which become exercisable and not exercised shall remain exercisable during the term of the Option.

                  Prior to the exercise of any Option granted pursuant to this Plan, a certificate made by two officers of the Bank, one of whom shall be the president or a vice-president, shall be filed with the New Jersey Department of Banking and Insurance, stating:

     (i) the date upon which the Plan was adopted by the Board of Directors and approved by the stockholders in accordance with Article XIII;

     (ii) the Date upon which the Options were granted pursuant to such Plan;

     (iii) the consideration paid for the purchase of the Common Stock;

     (iv) the fair market value of the Shares subject to the Option on the date the Option was granted;

     (v) the amount of the Shares of the Bank to be issued; and

     (vi) the amount of the capital stock and surplus of the Bank after the exercise of such Option and the issuance of capital stock pursuant thereto.

                  All Options shall have a term of no more than ten years from the date of grant; provided, however, that upon the Termination of Service of a Participant, Options that have not become exercisable before the date the

Participant Terminates Service shall be forfeited and terminated immediately. The Participant may exercise an Option to the extent it was exercisable by him on the date immediately preceding such Termination within the lesser of one month from the date of Termination, or the balance of the stated term of the Option.

                  Without limiting the foregoing, no Option shall be exercisable after the date of termination, if the Termination of Service is by the Bank or any Subsidiary for Cause. For purposes of this Plan, "Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction,
(ii) the indictment of the Participant by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Bank, or for any act of dishonesty or lack of fidelity towards the Bank, (iii) the written confession by the Participant of any act of dishonesty towards the Bank or any embezzlement or misappropriation of the Bank's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

6.3 ACCELERATED VESTING AND EXERCISE OF STOCK OPTIONS. If a Participant shall Terminate Service by reason of his Retirement, death or Disability, all Options granted to such Participant that have not become exercisable on or before the date of such Termination may, at the discretion of the Board, become exercisable as of such date; provided, however, that no Option may be exercised within six months of the date it is granted. All Options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such Termination, or until the expiration of the stated term of such Option, whichever period is shorter.

                  In the event of a Change In Control, any Option granted under the Plan to a Participant which has not, as of the date of the Change In Control, become exercisable shall become fully exercisable.

6.4 NONTRANSFERABILITY OF OPTION RIGHTS. No Option shall be transferable except by will or the laws of descent and distribution, and then shall be limited by
Section 6.2. During the lifetime of the Participant, the Option shall be exercisable only by him. The Board may, however, in its sole discretion, allow for transfers of Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.5  NO OBLIGATION TO EXERCISE OPTION.   The grant of an Option shall impose no
obligation on the Participant to exercise such Option.

6.6 CANCELLATION OF OPTIONS. The Board, in its discretion, may, with the con-sent of any Participant, cancel any outstanding Option.

6.7. NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                         ARTICLE VII. EXERCISE OF OPTION

                  Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; and (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Bank will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Bank shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable; and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which may be necessary or advisable.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by one or more of the following, unless otherwise prohibited by the terms of an Option agreement:
(i) by certified or bank cashier's check payable to the order of the Bank,; (ii) in the form of unrestricted Shares already owned by the Participant based in any such instance on the fair market value of the Stock on the date the Option is exercised; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Bank.

                  To facilitate the foregoing, the Bank may enter into agreements for coordinated procedures with one or more Fair Market Value Brokers, or make a loan, or assist a Participant in obtaining a loan from a financial institution, of funds sufficient to exercise an Option, subject to such conditions or limitations as it may establish to ensure compliance with Regulation O.


               ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

                  The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Bank, or reorganization, merger or consolidation, or other similar change affecting the Shares.

                  Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Bank, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

                  In the event of a transaction involving (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Bank's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of the Options less the exercise price for such Options; provided, however, that in no event shall the Committee take any action or make any determination under this
Article VIII which would prevent a transaction described in clause (ii) or (iii) above from being treated as a pooling of interests under generally accepted accounting principles.



          ARTICLE IX. GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

                  The Plan, and the grant and exercise of Options thereunder, and the Bank's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

                  Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Bank shall not be deemed, by reason of the granting of any Option, to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

                  Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Option (which registration shall not be required), the Bank shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Bank may require, as a condition precedent to the exercise of any Option, that the person exercising the Option give to the Bank written representation and undertaking, satisfactory in form and substance to the Bank, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Bank's satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of an Option, the Bank shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

                  The Bank is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Bank to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Bank deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Options to reflect such transfer restrictions.


                           ARTICLE X. OTHER PROVISIONS

                  The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

                  As used herein, the masculine gender shall include the feminine gender.

                  The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

                  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Bank or to the Bank at its principal office.

                  The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Bank.

                  Nothing in this Plan or in any Option granted hereunder shall confer upon any Participant any right to continue to serve as a director of the Bank or shall interfere with or restrict in any way the right, which right is hereby expressly reserved, to remove any Participant as a director in accordance with the by-laws and certificate of incorporation of the Bank and applicable law.

                  If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Board so directs the Bank, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Bank therefore.


             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

                  The Plan shall become effective on the date of its adoption by the Board, subject to approval by the stockholders of the Bank in a manner which complies with Rule 16b-3 under the Exchange Act, New Jersey Administrative Code 3:4-2.1, Article 7B, Sections 27.50 through 27.54 of the New Jersey Banking Law, and other applicable state law. The expiration date of the Plan, after which no Option may be granted hereunder, shall be the date ten years subsequent to the Plan's effective date.


                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

                  The Board may, without the consent of the Bank's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) materially increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant pursuant to the formulas described in Article V, except as contemplated in Article VIII; (ii) materially expand the class of directors eligible to receive Options under the Plan; (iii) decrease the minimum Option price; (iv) materially increase the benefits accruing to Participants under the Plan; or (v) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, no provision of the Plan shall be amended, if at all, more than once every six months, other than to comport with changes in the Code, the Act or the rules thereunder. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3.

                       ARTICLE XIII. SHAREHOLDER APPROVAL

                  Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of the holders of two-thirds of the shares outstanding within 12 months after March 15, 1995.